UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
August 8, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point,
Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 10, 2011, Clearwire Corporation (the “Company”) announced the appointment of Erik E. Prusch as the new President and Chief Executive Officer of the Company, effective as of August 8, 2011. In connection with Mr. Prusch assuming the position of Chief Executive Officer, John Stanton stepped down from the position of interim Chief Executive Officer and became Executive Chairman of the Board of Directors of the Company, also effective as of August 8, 2011.
     Mr. Prusch served as Chief Financial Officer of the Company from August 2009 to March 2011, and has served as Chief Operating Officer of the Company since March 2011. Mr. Prusch served as President and Chief Executive Officer of Borland Software Corporation from December 2008 until July 2009, and prior to that he served as Chief Financial Officer of Borland from November 2006 to December 2008. From January 2004 to November 2006 he served as Vice President, Finance at Intuit, Inc.
     Pursuant to an offer letter (the “Offer Letter”), Mr. Prusch’s initial salary will be $700,000, with a target bonus of $700,000, and an equity grant of 666,667 restricted stock units (“RSUs”), convertible into shares of Class A common stock of the Company. The RSUs will vest in equal annual installments over a four year period. The offer letter also provides that Mr. Prusch is entitled the severance benefits set forth in the Company’s Executive Continuity Plan (the “Executive Continuity Plan”), with the following exceptions: (i) the definition of “Good Reason” shall be as defined in the Offer Letter rather than in the Executive Continuity Plan and (ii) should Mr. Prusch’s employment be voluntarily terminated by him for Good Reason or involuntarily terminated by the Company without Cause, in lieu of the benefits set forth under Section 4(iii) of the Executive Continuity Plan, all outstanding equity awards then held by Mr. Prusch that were granted on or before March 31, 2011 (including any equity received in exchange for any such original equity awards) will become immediately vested. Additionally, subject to the approval of the parties to the Equityholders’ Agreement dated November 28, 2008 (filed as Exhibit 4.1 on the Company’s Form 8-K filed on December 1, 2008), the Company will recommend to the Board of Directors that Mr. Prusch be elected to fill the current vacancy on the Board. A copy of the Executive Continuity Plan was previously filed as Exhibit 10.1 on the Company’s Form 8-K filed on April 30, 2010.
     A copy of Mr. Prusch’s offer letter is attached to this report as Exhibit 10.1. Additionally, Mr. Prusch has executed the Company’s standard Employee Confidentiality and Intellectual Property Agreement (the “Non-compete Agreement”), which prevents him from competing against the Company or attempting to solicit employees of the Company for one year after the termination of his employment, for any reason. A form of the Company’s Non-compete Agreement was previously filed as Exhibit 10.69 on the Company’s Registration Statement on Form S-4, as amended (File No. 333-153128).

Item 8.01.	Other Events.
     The press release announcing the appointment of Mr. Prusch as President and CEO is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter Agreement dated August 8, 2011 between Erik E. Prusch and Clearwire Corporation
99.1	Press Release dated August 10, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: August 10, 2011	By:	/s/Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel